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Exhibit 4.3

TRINET CORPORATE REALTY TRUST, INC.
Issuer

to

BNY MIDWEST TRUST COMPANY
(as successor to the Harris Trust and Savings Bank)

Trustee

Amended and Restated Supplemental Indenture No. 2

Dated as of December    , 2004

$100,000,000
of
7.70% Notes due 2017

AMENDED AND RESTATED
SUPPLEMENTAL INDENTURE NO. 2

        Amended and Restated Supplemental Indenture No. 2, dated as of December    , 2004 (the "Supplemental Indenture"), to the Senior Indenture dated as of May 22, 1996 (the "Senior Indenture") between TriNet Corporate Realty Trust, Inc., a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), and BNY Midwest Trust Company, an Illinois banking corporation duly organized and existing under the laws of the State of Illinois, as successor Trustee to Harris Trust and Savings Bank (the "Trustee").

RECITALS OF THE COMPANY:

        WHEREAS, pursuant to a Prospectus dated December     , 2004 (the "Prospectus") the Company solicited the consents of holders of the Company's 7.70% Notes due 2017 (the "Notes") to certain amendments and waivers of provisions of the original Supplemental Indenture No. 2, dated as of July 14, 1997, between the Company and Harris Trust and Savings Bank as the original trustee (the "Original Supplemental Indenture") pursuant to which the terms of the Notes were established and the Senior Indenture, which amendments and waivers have been approved by holders of a majority in principal amount of the Notes; and

        WHEREAS, Section 902 of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture with the consent of holders of not less than a majority in principal amount of all securities affected by such supplemental indenture, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture; and

        WHEREAS, Section 2.16 of the Original Supplemental Indenture provides for the Company to waive compliance with certain covenants, and any other term, provision or condition with respect to the Notes, if before or after the time for such compliance the holders of at least a majority in principal amount of all outstanding notes, waive such compliance; and

        WHEREAS, this Supplemental Indenture gives effect to the amendments and waivers contemplated by the Prospectus by amending and restating in its entirety the Original Supplemental Indenture.

        NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
TO SENIOR INDENTURE; DEFINITIONS

        SECTION 1.1.    RELATION TO SENIOR INDENTURE.    This Supplemental Indenture constitutes an integral part of the Senior Indenture.

        SECTION 1.2.    DEFINITIONS.    For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

          (1)   Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

          (2)   All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or in the City of Chicago are authorized or required by law, regulation or executive order to close.

        "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any of the Notes, as the case may be, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

        "Notes" has the meaning specified in Section 2.1 hereof.

        "Reinvestment Rate" means .25% (twenty-five one hundredths of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by the Company.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

ARTICLE II
THE SERIES OF NOTES

        SECTION 2.1    TITLE OF THE SECURITIES.    There shall be a series of Securities designated the "7.70% Notes due 2017" (the "Notes").

        SECTION 2.2    LIMITATION ON AGGREGATE PRINCIPAL AMOUNT.    The aggregate principal amount of the Notes shall be limited to $100,000,000, and, except as provided in this Section and in Section 306 of the Senior Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

        Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of

Notes under the circumstances contemplated by Sections 303, 304, 305, 306, 906, 1107 and 1305 of the Senior Indenture.

        SECTION 2.3    INTEREST AND INTEREST RATES; MATURITY DATE OF NOTES.    The Notes will bear interest at a rate of 7.70% per annum from July 14, 1997 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 1998 (each, an "Interest Payment Date"), to the Person in whose name such Note is registered at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with the Senior Indenture.

        If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

        The Notes will mature on July 15, 2017.

        SECTION 2.4    LIMITATIONS ON INCURRENCE OF INDEBTEDNESS.    Section 2.4 of the Original Supplemental Indenture is hereby eliminated in its entirety.

        SECTION 2.5    REDEMPTION.    The Notes may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price").

        SECTION 2.6    PLACES OF PAYMENT.    The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Senior Indenture may be served shall be in the City of Chicago, Illinois and the office or agency for such purpose shall initially be located at BNY Midwest Trust Company, 2 N. La Salle Street, Suite 1020, Chicago, IL 60602.

        SECTION 2.7    METHOD OF PAYMENT.    Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

        SECTION 2.8    CURRENCY.    Principal and interest on the Notes shall be payable in U.S. dollars.

        SECTION 2.9    REGISTERED SECURITIES; GLOBAL FORM.    The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall be issued in the form of one or more permanent Global Securities. The depository for the Notes shall be The Depository Trust Company ("DTC"). The Notes shall not be issuable in definitive form except as provided in Section 305 of the Senior Indenture.

        SECTION 2.10    FORM OF NOTES.    The Notes shall be substantially in the form attached as Exhibit A hereto.

        SECTION 2.11    REGISTRAR AND PAYING AGENT.    The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

        SECTION 2.12    DEFEASANCE.    The provisions of Sections 1402 and 1403 of the Senior Indenture, together with the other provisions of Article Fourteen of the Senior Indenture, shall be applicable to the Notes. The provisions of Section 1403 of the Senior Indenture shall apply to the covenants set forth in Sections 2.4 and 2.15 of this Supplemental Indenture and to those covenants specified in Section 1403 of the Senior Indenture.

        SECTION 2.13    EVENTS OF DEFAULT.    The provisions of clause (5) of Section 501 of the Senior Indenture as applicable with respect to the Notes shall be deemed to be amended and restated in their entirety to read as follows:

        (5)   default under any bond, debenture, note, mortgage or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness being discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given written notice, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescind or annulled and stating that such is a "Notice of Default" hereunder;

        The provisions of Section 501 of the Senior Indenture as applicable with respect to the Notes shall be further deemed to be amended by renumbering existing clause (8) to be clause (9) and by adding the following new clause (8):

        (8)   the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amount covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days.

        SECTION 2.14.    ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.    The provisions of the first paragraph of Section 502 of the Senior Indenture as applicable with respect to the Notes shall be deemed to be amended and restated in their entirety to read as follows:

        If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default with respect to the Securities of any series set forth in Section 501(6) of the Senior Indenture occurs and is continuing, then in every such case all the Securities of that series shall become immediately due and payable, without notice to the Company, at the principal amount thereof (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) plus accrued interest to the date the Securities of that series are paid plus the Make-Whole Amount, if any, on the Securities of that series.

        SECTION 2.15.    PROVISION OF FINANCIAL INFORMATION.    Section 2.15 of the Original Supplemental Indenture is hereby eliminated in its entirety.

        SECTION 2.16.    WAIVER OF CERTAIN COVENANTS.    Notwithstanding the provisions of Section 1009 of the Senior Indenture, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1008, inclusive, of the Senior Indenture, with Sections 2.4 and 2.15 of this Supplemental Indenture and with any other term, provision or condition with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all Holders of the Notes or such series thereof, as applicable), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Notes, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE III

WAIVERS

        SECTION 3.1.    WAIVERS.    The Company's obligations to comply with the following provisions of the Senior Indenture, are hereby waived in relation to the Notes during the remaining term of the Notes:

          (A)  The Company's obligations to comply with Senior Indenture Section 801 "Consolidations and Mergers of Company and Sales; Leases and Conveyances Permitted Subject to Certain Conditions" are hereby waived in relation to the Notes during the remaining term of the Notes.

          (B)  The Company's obligations to comply with Senior Indenture Section 1004 "Existence" are hereby waived in relation to the Notes during the remaining term of the Notes.

          (C)  The Company's obligations to comply with Senior Indenture Section 1005 "Maintenance of Properties" is waived in relation to the Notes during the remaining term of the Notes.

          (D)  The Company's obligations to comply with Senior Indenture Section 1006 "Insurance" are hereby waived in relation to the Notes during the remaining term of the Notes.

          (E)  The Company's obligations to comply with Senior Indenture Section 1007 "Payment of Taxes and Other Claims" are hereby waived in relation to the Notes during the remaining term of the Notes.

ARTICLE IV

MISCELLANEOUS PROVISIONS

        SECTION 4.1.    RATIFICATION OF SENIOR INDENTURE.    Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

        SECTION 4.2.    GOVERNING LAW.    This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

        SECTION 4.3.    COUNTERPARTS.    This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

TRINET CORPORATE REALTY TRUST, INC.
By:
Name: Title:
BNY MIDWEST TRUST COMPANY as Trustee
By:
Name: Title:

EXHIBIT A TO AMENDED AND RESTATED SUPPLEMENTAL INDENTURE

        UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE.

TRINET CORPORATE REALTY TRUST, INC.
7.70% NOTE DUE 2017

Registered No.	PRINCIPAL AMOUNT
CUSIP No.:	$100,000,000

        TRINET CORPORATE REALTY TRUST, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein referred to as the "Company" which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of $100,000,000 on July 15, 2017 and to pay interest on the outstanding principal amount thereon from July 14, 1997, or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 1998, at the rate of 7.70% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the office or agency maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED,

HOWEVER, that at the option of the Company payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account of the Person entitled thereto located within the United States.

        Securities of this series are one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 22, 1996, as supplemented by Supplemental Indenture No. 2, dated as of July 14, 1997 and as amended by the Amended and Restated Supplemental Indenture No. 2 dated as of December    , 2004 (as so supplemented, herein called the "Indenture"), between the Company and Harris Trust and Savings Bank (herein called the "Trustee," which term includes any successor trustee under the Indenture, which currently is BNY Midwest Trust Company), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are authenticated and delivered. This Security is one of the series designated in the first page thereof, limited in aggregate principal amount to $100,000,000.

        Securities of this series may be redeemed at any time at the option of the Company, in whole or in part, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

        The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

        If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this

Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of (and Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

        All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, TRINET CORPORATE REALTY TRUST, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

TRINET CORPORATE REALTY TRUST, INC.
By:
Name: Title:
[Corporate Seal]

Attest:

Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee
By:
Authorized Signatory

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including Zip Code of Assignee)

the within Security of TriNet Corporate Realty Trust, Inc. and hereby does irrevocably constitute and appoint

Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

QuickLinks

  Exhibit 4.3
AMENDED AND RESTATED SUPPLEMENTAL INDENTURE NO. 2
RECITALS OF THE COMPANY
ARTICLE I TO SENIOR INDENTURE; DEFINITIONS
ARTICLE II THE SERIES OF NOTES
ARTICLE III WAIVERS
ARTICLE IV MISCELLANEOUS PROVISIONS
EXHIBIT A TO AMENDED AND RESTATED SUPPLEMENTAL INDENTURE
TRINET CORPORATE REALTY TRUST, INC. 7.70% NOTE DUE 2017